                                                                     EXHIBIT 4.5
                                                                     -----------


          AGREEMENT FOR PURCHASE OF OPERATING SYLVAN LEARNING CENTER
                                FROM VCM, INC.

          THIS AGREEMENT is made and entered into this 30th day of September, 1997, by and between:

          "Seller"                   and         "Buyer"

          VCM, Inc.                                Sylvan Learning Systems, Inc.
          8813 Belmart Road                        a Maryland corporation
          Potomac, Maryland 20854                      1000 Lancaster Street
                                                       Baltimore, Maryland 21202

                                   RECITALS
                                   --------

     A. Seller now operates one (1) Sylvan Learning Center (hereinafter called "the center" or "the business," whether one or more) located at 4600 C Lee Highway, Arlington, Virginia 22207, and desires to sell such business to Buyer, together with all property and assets necessary for the continued operation of the Center as a going concern on the terms and conditions herein set forth.

     B. Buyer desires to purchase such business, property, and assets, all on the terms and conditions herein set forth.

          In consideration of the covenants hereinafter set forth, the parties agree as follows:

1.   SALE OF BUSINESS:

     Seller shall sell, transfer, and deliver to Buyer and Buyer shall purchase, at the closing date, free and clear of all liens, pledges, or encumbrances of all kind, seller's existing business located at 4600 C Lee Highway, Arlington, Virginia 22207, doing business as Sylvan Learning Center, and all assets and property used by Seller in connection therewith except for the personal items, photographs, mementos, etc. placed in the center by Seller's stockholders, which shall be removed at or immediately following Closing. All of said assets shall be inventoried, and a schedule of same prepared and agreed to by Seller and Buyer. Seller agrees at closing to provide Buyer with a bill of sale transferring title to all of said assets. Said bill of sale shall include Seller's warranty of clear title, and Seller's warranty that all mechanical, electrical, and electronic equipment is in good working and operating condition as of the effective day of the transfer. As to all other property transferred, Buyer must accept same in their AS IS condition. Buyer shall assume all responsibilities for operation of the center as of the closing date of this transaction; and continue uninterrupted the instruction of the students enrolled in the center as of the closing date. Further, Buyer assumes and agrees to honor all make-up and guarantee obligations that students may be entitled to receive in accordance with the center's current policies regarding same.

2.   PURCHASE PRICE AND ALLOCATION:

     a. In consideration of the sale of assets and properties under this Agreement, Buyer agrees to pay a base purchase price of $100,000 to be paid as follows:

          1. In common stock of Seller, at closing, having a Fair Market Value equal to the base purchase price as adjusted per Section 7 below (the "Sylvan Common Stock"). The per share Fair Market Value of the Sylvan Common Stock shall be determined by averaging the closing price of Sylvan Common Stock as reported by the Wall Street Journal for each of the fifteen (15) trading days including and immediately preceding Monday September 29, 1997. Of the total shares representing the purchase price payable to Seller, one-fourth (1/4/th/) of same shall be retained by Buyer through and until December 1, 1997 as security for Seller's indemnity obligations under Section 9.1 which arise or are discovered on or before December 1, 1997.

     b. The foregoing purchase price shall be apportioned among the properties and other assets being sold by the Seller to Buyer hereunder as follows:

          1. The sum of $30,000 being paid by Buyer to Seller for all the furniture, fixtures, equipment, leasehold improvements, programs and learning materials of Seller, which sum shall be allocated to the individual items of furniture, fixtures, equipment, and library in the manner as Buyer shall reasonably determine.

          2. The sum of $20,000 being paid by Buyer to Seller for Seller's customer lists, student files and customer inquiry information.

          3. The sum of $34,000 for Seller's License Agreement (franchise rights).

          4.   The sum of $16,000 for goodwill.

3.   INSTRUMENTS OF TRANSFER:

     At the closing, Seller will execute and deliver to Buyer bills of sale, assignments, and such other instruments of conveyance and transfer, required by Buyer's attorney and in a form which is satisfactory to both the Buyer and the Seller, as shall be effective to vest in Buyer marketable title to the assets to be sold, conveyed, and delivered hereunder. From the date of this Agreement Seller shall give to Buyer, and its employees, full access during normal business hours to all books, records, and other documents concerning the Center that Buyer reasonably may request. From time to time after the closing, on Buyer's request, Seller will execute and deliver at Buyer's expense such instruments of conveyance and transfer as may be required in conformity with this Agreement for the adequate assignment, grant, or transfer to Buyer of any property leases, or other assets being sold to Buyer hereunder.

4.   Premises Lease:  Seller shall assign, subject to landlord's consent, all
     --------------
rights, titles and interests under that certain lease dated May 1, 1995, between Seller and VMI Financial Company, landlord, covering the Sylvan Learning Center premises located at 4600 C Lee Highway, Arlington, Virginia 22207. Seller has provided Buyer with a copy of the lease. All rents and other charges accruing through September 30, 1997 shall have been paid in full as of the closing, and Buyer shall be under no obligation to close under this Agreement unless the landlord so stipulates in writing and consents to the assignment.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND THE STOCKHOLDERS. The Seller and each of the Stockholders hereby jointly and severally represent and warrant to the Buyer as follows:

     5.1  Ownership of Seller Common Stock.  The sole stockholders of the Seller
          --------------------------------
are Harold Sakayan, Victoria Sakayan and Claudine Sakayan (the "Stockholders"), and each such Stockholder has good and marketable title to all of the issued and outstanding shares of Seller's stock, free and clear of any pledges, liens, restrictions, claims or encumbrances of any kind.

     5.2  Organization. The Seller is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the Commonwealth of Virginia, and has the corporate power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties or assets it now owns or holds under lease and to perform the actions contemplated hereby.

     5.3  Financial Statements.  The Seller has provided to the Buyer the
          --------------------
unaudited financial statements for the fiscal years of the Seller ended on December 31, 1996 and the preliminary balance sheet and income statement for the seven month period ending July 31, 1997 (the "Seller Financial Statements").
The Seller Financial Statements are complete and correct, have been prepared and reviewed by a certified public accountant on a consistent basis throughout the periods covered thereby and present fairly and accurately the financial position and results of operations of the Seller as of and for the periods indicated. There are no material liabilities or obligations of the Seller, whether contingent or absolute, as of the dates of such statements, including liability for taxes of any type, which are not shown or provided for in the Seller Financial Statements. Since July 31, 1997, there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, net worth, financial position, business, operations, properties or prospects of the Seller. The Seller's accounts receivable arose, and all accounts receivable that will be outstanding as of the Closing Date shall have arisen, from bona
                                                                        ----
fide transactions in the ordinary course of business and will be collectible by
----
the Buyer in full, in the ordinary course of business within ninety days of the Closing Date, and there are no offsets or claims related to such accounts receivable.

     5.4  Taxes.  The Seller and the Stockholders have properly prepared and
          -----
filed all federal, state and other tax returns required to be filed in connection with the operations of the Seller. True and complete copies of all federal and state income tax returns for the Seller for each of the years ended December 31, 1995 through December 31, 1996 have been delivered or made available to the Buyer on or prior to the date hereof and copies of other returns will be made available upon request. The Seller has no liability for any federal, state, county, local or other taxes whatsoever that arose or otherwise was incurred on or before the date of this Agreement. The Seller and the Stockholders have withheld or otherwise collected all taxes or amounts it was required to withhold or collect under any applicable federal, state or local law, including, without limitation, any amounts required to be withheld or collected with respect to employee state and federal income tax withholding, social security, unemployment compensation, sales or use taxes or workmen's compensation, and all such amounts have been timely remitted to the proper authorities.

     5.5  Legal Proceedings, Etc.  There are no legal, administrative,
          -----------------------
arbitration, or other proceedings or governmental investigations pending or, to the best of the Seller's and the Stockholder's knowledge, threatened against the Seller, the Stockholder or the respective properties or assets of the Seller and the Stockholder.

     5.6  Compliance; Licenses.  The Seller has at all times in the past
          --------------------
operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation.

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

     5.7   Employee Matters.  The Seller does not maintain, sponsor or
           ----------------
contribute to any plans in effect for pension, profit-sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other retirement or deferred benefit, or for any health, accident or other welfare plan, or any other employee or retired employee benefits or incentive plan, program, contract, understanding or arrangement in which any employee, former employee, retired employee, or beneficiary of any of these, of the Seller is entitled to participate. No employee of Seller has or is a party to any employment or other contract with Seller.

     5.8   No Conflict With Other Documents.  Neither the execution and delivery
           --------------------------------
of this Agreement, nor the carrying out of any of the transactions contemplated hereby, will result in any violation, termination or modification of, or be in conflict with, the Seller's Articles of Incorporation or By-Laws, any terms of any contract, instrument or other agreement to which the Seller is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Seller or by which any of its properties or assets are bound or affected.

     5.9   Brokers and Advisors.  The Seller has taken no action which would
           --------------------
give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

     5.10  Authority.  The execution, delivery and performance of this Agreement
           ---------
by the Seller have been duly authorized by the Seller's Directors and the Stockholders, and this Agreement is a valid and legally binding and enforceable obligation of the Seller.

     5.11  Title to Assets.  Seller has good and indefeasible title to all of
           ---------------
its properties, lease agreements and assets to be transferred and assumed hereunder. Such properties and assets are owned by Seller free and clear of all mortgages, liens, and encumbrances and liens for taxes not yet due and payable.

     5.12  Insurance.  All property and assets owned by Seller are and will
           ---------
continue to be insured only through the effective closing date with the same amount of insurance as currently in place, and Buyer shall be responsible for securing replacement policies in Buyer's name to be effective upon closing.

     5.13  No Debts.  There are no debts owed by Seller that will not be paid
           --------
prior to closing, except debts accruing through the date of closing and to be invoiced to Seller thereafter. As to all debts (except those expressly assumed by Buyer) owed by Seller in connection with its operation of the center through the effective closing date, Seller hereby agrees to promptly pay same and to hold Buyer harmless from any and all liability as to same. All debt accruing or incurred with Buyer through the Closing Date shall be paid at the Closing. As to all debts accruing or incurred in connection with the operation of the Center after the effective closing date, Buyer agrees to promptly pay same and to hold Seller harmless from any and all liability regarding same.

     5.14  Conduct of Business.  After the date hereof and through the date of
           -------------------
the Closing, with respect to the Seller: (a) its business will be conducted only in the ordinary course; (b) it will not enter into, adopt or amend any employee benefit plan, agreement or arrangement, enter into or amend any employment contracts, or increase the salaries or compensation of its officers or employees; (c) it shall not encumber any of its assets; (d) it will use its best efforts to preserve its business organization intact, to keep available the service of its employees and to preserve the goodwill of suppliers, customers and others doing business with it; (e) it will not enter into any agreement for the purchase, sale or other disposition, or purchase, sell or dispose of, any equipment, supplies, inventory, investments or other assets; and (f) it will not compromise or write off any material account receivable other than by collection of the full recorded amount thereof.

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

     5.15  Consents.  The Company and the Stockholder agree to take all
           --------
necessary corporate or other action and to use their best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

     5.16  Cause Conditions to Be Satisfied.  The Company and the Stockholder
           --------------------------------
will use their best efforts to cause all of the conditions described in Section 6 of this Agreement to be satisfied.

     5.17  True and Correct at Closing.  All of the foregoing representations,
           ---------------------------
warranties and covenants will be true and correct as of the Closing Date.

6.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS:

     The obligations of Buyer under this Agreement are subject to fulfillment of each of the following conditions prior to or at the closing:

           a. The instruments and conveyances of transfer executed and delivered by Seller at the closing shall be valid in accordance with their terms, and shall effectively vest in Buyer good and indefeasible title to the assets and business as contemplated by this Agreement, free and clear of any liabilities, obligations, or encumbrances except those liabilities and obligations expressly assumed by Buyer as provided herein.

           b. There shall not have been any material breach of representations or warranties of Seller contained in this Agreement, and such representations and warranties shall be substantially correct on the closing date, except as affected by transactions contemplated herein and changes occurring in the ordinary course of business.

           c. Between the date of execution of this Agreement and the closing date there shall not have been any material adverse change in the business or business prospects of Seller.

           d. The manner in which Seller is conducting its business shall not be in violation of any applicable law or regulation materially affecting the properties, assets, and rights to be sold pursuant to this Agreement, and Seller shall not be a party to, or be threatened with, any litigation or proceeding relating to its business or any transactions contemplated by this Agreement.

           e. Seller's Sylvan License Agreement #4716 shall have been terminated effective October 1, 1997 by Mutual Termination and Release forms duly executed by Buyer and Seller, and all of Seller's accounts with Buyer and SNAC paid in full.

           f. Prior to the Closing Date, the seller shall conduct an inventory of the program materials and there shall not be missing or in need of replacement (due to extremely worn condition) materials or books having a value of more than $500.00.

7.   PRORATIONS/REIMBURSEMENTS/ADJUSTMENTS/ASSUMED OBLIGATIONS:

     7.1 There shall be prorated, reimbursed, or the purchase price adjusted, as the case may be, in the manner indicated below, between Seller and Buyer, as of the effective date of closing, for the following:

           a. Buyer shall be entitled to, and Seller hereby assigns to Buyer, all accounts receivable in connection with instructional services rendered at the Seller's Sylvan Learning Center #4716 which are outstanding and unpaid as of the effective closing date, and the purchase price shall be adjusted (increased) in Seller's favor only for those accounts receivable outstanding for services delivered in September 1997.

           b. Seller shall reimburse Buyer, by adjustment (decrease) to the purchase price, for all tuitions that Seller shall have received prior to the effective closing date for services to be performed beginning October 1, 1997 and later.

           c. Property/ad valorem taxes for 1997 assessed against the property transferred hereunder will be prorated through the date of closing with the paying party being entitled to reimbursement on demand from the other party for the other party's share of such paid taxes.

     7.2   Buyer hereby assumes and agrees to pay the following obligations of
Seller:

           a.   Seller's premises lease in accordance with Section 4 hereof.

           b. Seller's 1997 commitments to Sylvan National Advertising Committee, Inc. due for operating months October 1997 and following.

           c. Seller's 1997 commitments to MAASA due for operating months October 1997 and following.

           d. Balance of $4,514.96 owed to Best Buy on an account for the purchase of two computers.

8.   CLOSING DATE:

     The closing with respect to the transactions contemplated by this Agreement shall be held on September 30, 1997 at the offices of the Seller, at 4600 C Lee Highway, Arlington, Virginia 22207, but shall be effective as of the beginning of business on October 1, 1997 (the "effective closing date" or "Closing Date").

9.   INDEMNIFICATION:

     9.1   Indemnification by the Seller and the Stockholders.  The Seller and
           --------------------------------------------------
each of the Stockholders, jointly and severally, hereby covenant and agree to indemnify and hold harmless the Buyer and its respective successors and assigns, at all times from and after the date of Closing against and in respect of the following:

           (i) any damage or loss resulting from any misrepresentation, breach of representation or warranty or breach or non-fulfillment of any agreement or covenant on the part of the Seller or the Stockholders under this Agreement, or from any inaccuracy or misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Seller or the Stockholders hereunder;

           (ii) any damage, loss or claim which arises out of any liabilities or obligations of the Seller or the Stockholders, included but not limited to federal, state or local income taxes, FICA, withholding, excise, unemployment, sales or franchise taxes, arising from operations of the Seller prior to the Closing;

           (iii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.1, including, without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Buyer hereunder.

     The Buyer shall notify the Stockholders of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder. Thereafter, the Stockholders shall have, at their election, the right to compromise or defend any such matter at the Stockholders' sole cost and expense through counsel chosen by the Buyer and reasonably acceptable to the Buyer. If the Stockholders fail to settle and compromise the claim, or establish a cash escrow with Buyer and defend the claim, Buyer may pay such claim and offset the amount paid against the shares of Sylvan Common Stock retained by Buyer, canceling that number of shares that then have a fair market value equal to the amount paid (for purposes of this section, fair market value shall mean the closing price of the stock as reported by the Wall Street Journal for the trading date immediately preceding the day Sylvan pays the claim). If said shares have been released to Seller, or the claim exceeds the value of the shares, Buyer may also defend or compromise the claim at Seller's expense.

     9.2   Indemnification by the Buyer.  From and after the Closing Date, the
           ----------------------------
Buyer hereby covenants and agrees to indemnify and hold harmless the Stockholder against and in respect of the following:

           (i) any liability, loss, damage or expense resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Buyer under this Agreement, or from any misrepresentation in or omission from any certificate or other instrument or document furnished or to be furnished by the Buyer hereunder; and

           (ii) any damage, loss or claim which arises out of any liabilities or obligations of the Buyer, included but not limited to federal, state or local income taxes, FICA, withholding, excise, unemployment, sales or franchise taxes, arising from operations of the Buyer after the Closing;

           (iii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses of any nature incident to any of the matters indemnified against pursuant to this Section 9.2, including without limitation, all such costs and expenses incurred in the defense thereof or in the enforcement of any rights of the Stockholders hereunder.

           The Stockholders shall notify the Buyer of any asserted liability, damage, loss or expense claimed to give rise to indemnification hereunder and thereafter the Buyer shall have the right to defend, compromise and settle such matter provided that the Stockholders are fully protected from any cost or expense in connection therewith. If the Buyer fails to compromise or defend on the claim, Seller or the Stockholders may defend or compromise the claim at Buyer's expense.

10.  COVENANTS REGARDING THE SYLVAN COMMON STOCK:

     10.1  The Buyer hereby represents and warrants to the Seller as follows:

           A.   Organization and Standing.  The Buyer is a corporation duly
                -------------------------
organized, validly existing and in good standing under the laws of the State of Maryland and has the corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. The Buyer has at all times in the past operated and used its assets in material compliance with, and currently is not in violation of, and has obtained all material licenses and permits required by, any law, rule or regulation.

           B.   Financial Statements.  The Buyer has delivered to the Seller
                --------------------
copies of the Buyer's audited consolidated financial statements for the fiscal years ended December 31, 1995 and 1996. These financial statements are true and complete in all material respects, have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and present fairly the consolidated financial position and results of operations of the Buyer at the dates of such statements and for the periods covered thereby. The Buyer also has delivered to the Seller copies of its Annual Report on Form 10-K for the year ended December 31, 1996, its proxy statement dated June 7, 1997, and all other reports or documents required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing of such Annual Report on Form 10-K and prior to the date of this Agreement.

           C.   No Conflict With Other Documents.  Neither the execution and
                --------------------------------
delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, the Buyer's Charter or By-Laws, or, any terms of any contract, instrument or other agreement to which the Buyer is a party or by which it or any of its properties is bound or affected, or any law, rule, regulation, license, permit, judgment, decree or order applicable to the Buyer or by which any of its properties or assets are bound or affected, or result in any breach of or constitute a default (or with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or result in the creation of any lien, charge or encumbrance upon any of its properties or assets, except where such event or occurrence would not, singly or in the aggregate, have a material adverse on the Buyer.

           D.   Brokers and Advisors.  The Buyer has taken no action which would
                --------------------
give rise to a valid claim against any party hereto for a brokerage commission, finder's fee, counseling or advisory fee, or like payment.

           E.   Validity of Common Stock.  The shares of Buyer's Common Stock to
                ------------------------
be issued and delivered by the Buyer in connection with the acquisition of the assets of the Seller have been duly authorized for issuance and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

           F.   Registration Statement on Form S-3.  As of the date hereof, the
                ----------------------------------
Buyer is aware of no events, actions or conditions which would prevent the Buyer from being able to comply with the provisions of Section 11.1(a) of this Agreement, and will use its best efforts to continue to be eligible to comply with the provisions of Section 11.1(a).

           G.   Registration Statement on Form S-3.  The Buyer will use its best
                ----------------------------------
efforts to meet the requirements for eligibility set forth in paragraph A. of the General Instructions to Form S-3, as promulgated by the U.S. Securities and Exchange Commission in fulfilling its obligations under Section 11 hereof.

     10.2 The Seller and each of the Stockholders hereby jointly and severally represent and warrant to the Buyer as follows:

           A.   Investment Intent.  It is understood that the shares of Sylvan
                -----------------
Common Stock to be delivered to the Seller pursuant to this Agreement are not being registered, for purposes of the transactions hereunder, under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and the shares are being delivered without registration in reliance upon an exemption from the registration requirements of the Securities Act or any state securities laws. The Seller is acquiring the Sylvan Common Stock hereunder only for its own account and not with any intention of making, or with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act unless such shares first are registered under the Securities Act.

                In connection with the foregoing, the Seller and each of the Stockholders hereby represen and warrant that:

                (a) each has reviewed, discussed and evaluated the information delivered under Section 10.1 B and has had the opportunity to ask questions of, and receive answers from, executive officers of the Buyer concerning the terms and conditions of this Agreement and to obtain any additional information which such Stockholder considered necessary to verify the accuracy of the information delivered under Section 10.1 B;

                (b) each understands that it must bear the economic risks of the investment in Sylvan Common Stock to be made hereunder for an indefinite period of time because such stock has not been registered under the Securities Act and, therefore, may not be sold until such stock subsequently is registered under the Securities Act or an exemption from registration is available; and

                (c) each has sufficient knowledge and experience in financial and business matters to enable them to be capable of evaluating the merits and the risks of the exchange of the Sylvan Common Stock for the business sold under this Agreement and their prospective investment in the Buyer.

           B.   Legends.  It is understood and agreed that, to implement the
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requirements of the Securities Act and state securities laws and evidence the restrictions upon transfer contained in this Agreement, the Buyer will cause a legend to be conspicuously noted on the certificates representing the Sylvan Common Stock deliverable hereunder, and that the Buyer will issue stop transfer instructions to its transfer agent, to the effect that such stock has not been registered under the Securities Act and that no transfer may take place except as permitted by Section 11 of this Agreement and after delivery of an opinion of Buyer's counsel to the effect that registration thereof for the purpose of transfer is not required under the Securities Act or that the stock proposed to be transferred has been effectively registered for that purpose under the Securities Act.

           C.   No Agreements with Respect to Purchaser Common Stock.  Neither
                ----------------------------------------------------
Seller nor any of the Stockholders has entered into any agreement or understanding with anyone for the sale, at Stockholder's or Seller's option or otherwise, of any of the Sylvan Common Stock to be delivered hereunder to Seller at the Closing.

11.  REGISTRATION RIGHTS:

     11.1  Registration Procedures and Expenses.  Buyer shall:
           ------------------------------------

           (a) as soon as practicable after the closing date but not later than ninety (90) days after the closing date, prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 which meets the requirements of Rule 415 promulgated under the Securities Act (a "Shelf Registration Statement") covering the sale by the Seller from time to time of the shares of the Sylvan Common Stock received by the Seller under this Agreement. Buyer may extend its obligation to file a registration statement only if Buyer advises Seller or the Stockholders that there is a pending, but unannounced transaction or development which Sylvan determines is not then appropriate for disclosure, and that registration of Seller's Sylvan Common Stock would require such disclosure.

           (b) use its best efforts, subject to receipt of necessary information from the Seller, to cause each of the Shelf Registration Statements to become effective;

           (c) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statements and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statements effective until the earlier of the date on which the Sylvan Common Stock registered by such Shelf Registration Statement has been sold, or one year from the date of the initial filing thereof;

           (d) during the period referred to in (c) above, prepare and promptly file with the Commission, and promptly notify the Seller of the filing of, such amendment or supplement to each such Shelf Registration Statement and the prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Sylvan Common Stock is required to be delivered under the Securities Act, any event has occurred the result of which is that any such prospectus then in effect would include or incorporate an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

           (e) advise the Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of any of such Shelf Registration Statements or the initiation or threatening of any proceeding for that purpose and promptly use its diligent best efforts to prevent the issuance of any stop order and to obtain its withdrawal if such stop order should be issued;

           (f) furnish to the Seller with respect to the Sylvan Common Stock registered under any of the Shelf Registration Statements such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Seller may reasonably request (but in no event more than 100), in order to facilitate the public sale or other disposition of all or any of the registered Sylvan Common Stock by the Seller; provided, however, that the obligation of Buyer to deliver copies of
        --------  -------
prospectuses or preliminary prospectuses to the Seller shall be subject to the receipt by Buyer of reasonable assurances from the Seller that the Seller will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

           (g) file documents required of Buyer for normal blue sky clearance in states reasonably specified in writing by the Seller, provided, however, that Buyer shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

           (h) bear all expenses in connection with the procedures in paragraphs (a) through (g) of this Section 11.1 and the registration of the Sylvan Common Stock pursuant to each of the Shelf Registration Statements, other than fees and expenses, if any, of counsel or other advisers to the Seller.

     11.2  Engagement of Underwriters.  The parties hereto agree that the Buyer
           --------------------------
shall have no obligation to (i) conduct, arrange or coordinate any distribution or sales activities on behalf of the Seller with respect to the Sylvan Common Stock other than as set forth in Section 11.1 above or (ii) retain any underwriter(s) in connection with the registration and/or distribution of the Sylvan Common Stock pursuant to this Section 11. The Seller agrees that any underwriter(s) or counsel engaged in connection with the registration or distribution of the Sylvan Common Stock required to be registered pursuant to this Section 11 will be retained by and at the sole expense of the Seller and agrees further that any discounts or commissions payable to such underwriter(s) shall also be an expense solely of the Seller. In the event the Seller engages one or more underwriters pursuant to this Section 11.2, the Seller shall enter into an underwriting agreement with the managing or lead managing underwriter in the form customarily used by such underwriter with such changes thereto as the parties thereto shall agree; and, further, shall provide to such underwriter any documents or other information as is necessary, in the underwriter's reasonable opinion, to facilitate the effectiveness of the Shelf Registration Statement and the completion of the distribution of the Sylvan Common Stock so registered.

     11.3  Indemnification with respect to Shelf Registration Statements.  Buyer
           -------------------------------------------------------------
hereby agrees to indemnify the Seller and each Stockholder against liability arising out of or based upon any untrue statement or alleged untrue statement of material fact in any of the Shelf Registration Statements filed by Buyer pursuant hereto, or the omission or alleged omission to state or incorporated by reference in such Shelf Registration Statements any material fact required to be stated therein or necessary in order to make the statements therein not misleading, other than any such statement included or incorporated by reference in, or omitted from, such Shelf Registration Statements by Buyer in reliance upon and in conformity with written information furnished to Buyer specifically for use therein by or on behalf of the Seller. The Seller and each Stockholder hereby agrees to indemnify Buyer against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact included or incorporated by reference in the Shelf Registration Statements or the omission or alleged omission to state or incorporate by reference therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made by Buyer in reliance upon and in conformity with written information furnished to Buyer for use or incorporation by reference in such Shelf Registration Statements.

12.  NOTICES:

     All notices to be given hereunder shall be given in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to Buyer and Seller at the addresses shown on Page 1 hereof.

13.  ASSIGNMENT:

     Neither Buyer nor Seller shall have the right to assign its rights and interest in this Agreement.

14.  BULK SALES:

     Buyer agrees to waive any requirement that Seller comply with the Transfer in Bulk sections of the Commercial Code of the Commonwealth of Virginia on the condition that Seller will deliver its Affidavit, duly sworn to, of "No Debts" at Closing.

15.  COSTS AND EXPENSES:

     All costs and expenses incurred in conducting the purchase and sale described in this Agreement and in the manner prescribed by this Agreement shall be borne by Buyer and Seller in the following manner.

     a. Buyer and Seller shall be solely responsible for their respectively incurred legal fees, if any, incurred in the negotiation of this Agreement and related documents, reviewing and preparing documents required by the transaction and the closing.

     b. Seller shall pay all taxes, if any, arising because of the sale pursuant to this Agreement.

16.  MISCELLANEOUS:

     a. This Agreement, including the exhibits, if any, referred to herein, contains the entire agreement between the parties with respect to the transaction contemplated herein. It may be executed in any number of counterparts, each and all of which shall be deemed for all purposes to be one agreement.

     b. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the parties hereto.

     c. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and the place of the performance of this Agreement shall be Arlington, Virginia.

     d. If any one or more of the provisions contained in this Agreement for any reason are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any of the other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     e. Whenever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, and all singular words shall include the plural and the plural words shall include the singular.

     f. The representations and warranties contained in or made pursuant to this Agreement shall survive the execution and examinations, and audits made at any time by or on behalf of any of the parties hereto.

     g. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

     h. The headings of the paragraphs and subparagraphs are inserted solely for the convenience of reference and shall not constitute a part of this Agreement, nor limit, define or describe the scope or intent of this Agreement.

     i. This Agreement may not be altered, changed, or amended except by the written agreement of Seller and Buyer.

The parties have caused this Agreement to be executed on this 30th day of September, 1997.

     SELLER:
     VCM, Inc.                                Stockholders of VCM, Inc.:

     ----------------------------------       -----------------
     By: Harold Sakayan, President            Harold Sakayan

                                              -----------------
                                              Victoria Sakayan

                                              -----------------
                                              Claudine Sakayan
     BUYER:

     Sylvan Learning Systems, Inc.


     --------------------
     By: O. Steven Jones, Vice President


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